Exhibit (h)(1)

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AMENDMENT NO. 26 DATED SEPTEMBER 17, 2015 TO THE PROSHARES TRUST MANAGEMENT SERVICES AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE MANAGEMENT SERVICES AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of September 17, 2015

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Management Services Agreement at an annualized rate of 0.10% based on its average daily net assets, as follows:1

NAME OF PORTFOLIO

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra Investment Grade Corporate

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

ProShares Ultra MSCI Mexico Capped IMI

ProShares Ultra S&P Regional Banking

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short Russell2000

ProShares Short SmallCap600

[1]	All fees are computed daily and paid monthly

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NAME OF PORTFOLIO

ProShares Short Basic Materials

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short Investment Grade Corporate

ProShares Short S&P Regional Banking

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Telecommunications

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort FTSE China 50

ProShares UltraShort 3-7 Year Treasury

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort TIPS

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort MSCI Mexico Capped IMI

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Financials2

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

[2]	On or about November 4, 2015, ProShares UltraPro Financials will be renamed ProShares UltraPro Financial Select Sector.

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NAME OF PORTFOLIO

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares UltraPro Short Financials3

ProShares Large Cap Core Plus

ProShares RAFI Long/Short

ProShares Hedge Replication ETF

ProShares Merger ETF

ProShares 30 Year TIPS/TSY Spread

ProShares German Sovereign/Sub-Sovereign ETF

ProShares USD Covered Bond

ProShares Global Listed Private Equity ETF

ProShares High Yield – Interest Rate Hedged

ProShares DJ Brookfield Global Infrastructure ETF

ProShares S&P 500 Dividend Aristocrats ETF

ProShares Investment Grade – Interest Rate Hedged

ProShares Short Term USD Emerging Markets Bond ETF

ProShares USD Emerging Markets Bond – Interest Rate Hedged

ProShares MSCI Emerging Markets Dividend Growers ETF

ProShares MSCI EAFE Dividend Growers ETF

ProShares Hedged S&P Europe Dividend Aristocrats ETF

ProShares CDS North American HY Credit ETF

ProShares CDS Short North American HY Credit ETF

ProShares CDS North American IG Credit ETF

ProShares CDS Short North American IG Credit ETF

ProShares CDS European HY Credit ETF

ProShares CDS Short European HY Credit ETF

ProShares CDS European IG Credit ETF

ProShares CDS Short European IG Credit ETF

ProShares Morningstar Alternatives Solution ETF

ProShares Russell 2000 Dividend Growers ETF

ProShares S&P MidCap 400 Dividend Aristocrats ETF

ProShares MSCI Europe Dividend Growers

ProShares Ultra Gold Miners

ProShares Short Gold Miners

ProShares UltraShort Gold Miners

ProShares Ultra Junior Miners

ProShares Short Junior Miners

ProShares UltraShort Junior Miners

ProShares UltraPro Nasdaq Biotechnology

ProShares UltraPro Short Nasdaq Biotechnology

ProShares Ultra Homebuilders & Supplies

ProShares UltraPro Homebuilders & Supplies

ProShares UltraShort Homebuilders & Supplies

ProShares UltraPro Short Homebuilders & Supplies

ProShares Ultra Oil & Gas Exploration & Production

ProShares UltraPro Oil & Gas Exploration & Production

ProShares UltraShort Oil & Gas Exploration & Production

ProShares UltraPro Short Oil & Gas Exploration & Production

ProShares UltraPro China A Shares

[3]	On or about November 4, 2015, ProShares UltraPro Short Financials will be renamed ProShares UltraPro Short Financial Select Sector.

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NAME OF PORTFOLIO

ProShares Ultra China A Shares

ProShares Short China A Shares

ProShares UltraShort China A Shares

ProShares UltraPro Short China A Shares

ProShares UltraPro Cybersecurity

ProShares Ultra Cybersecurity

ProShares Short Cybersecurity

ProShares UltraShort Cybersecurity

ProShares UltraPro Short Cybersecurity

ProShares UltraPro MLP

ProShares Ultra MLP

ProShares Short MLP

ProShares UltraShort MLP

ProShares UltraPro Short MLP

ProShares UltraPro Pharmaceuticals

ProShares Ultra Pharmaceuticals

ProShares Short Pharmaceuticals

ProShares UltraShort Pharmaceuticals

PROSHARE ADVISORS LLC, a Maryland limited liability company	PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President